Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-190038

August 22, 2014

Exchangeable Securities

Overview

August 2014

For Institutional Investors only, not for onward distribution to retail investors

Contents

Exchangeable Securities

– Introduction to Exchangeable Securities

– Main Product Groups

– Typical Issuance Process

– Liquidity and Transparency

– Sample Screen Shots of Bloomberg Security Pages

– Sample Screen Shot of BARX Page

YEELDS® (Exchangeable Buy-Write Securities) Synthetic Convertible Notes Warrants

2 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Introduction to Exchangeable Securities

Barclays offers a broad range of debt securities that offer exposure to the common stock of an unaffiliated company (a “Reference Asset”), which we refer to generally in this presentation as “exchangeable securities”.

Exchangeable securities may offer:

Various forms of participation in the movement of the price of the Reference Asset Interest or coupon payments unrelated to the price of the Reference Asset.

The ability for an investor to receive shares of the Reference Asset (in certain circumstances) at maturity or upon early redemption in lieu of cash.

This presentation generally describes various forms of exchangeable securities, including “Synthetic Convertible” and “Buy-Write” securities (also known as Yield Enhanced Equity Linked Debt Securities, or “YEELDS®”).

Exchangeable securities may be offered by Barclays Bank PLC to investors in SEC-registered note form or they may be offered in transactions exempt from registration in the United States (for example, pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act of 1933, as amended).

The particular terms of any exchangeable security, including whether and under what circumstances the investor may receive shares of the Reference Asset at maturity or upon early redemption, will be described in the applicable offering documentation. Investors are urged to read carefully the offering documents for any exchangeable security to understand its terms and associated risks prior to making an investment decision. You are also urged to read carefully the risk factors related to exchangeable securities set forth under “Selected Risk Considerations” herein.

3 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Introduction to Exchangeable Securities, cont.

Why Do Institutional Investors Use Exchangeable Securities:

Exchangeable securities are designed to give investors the opportunity to:

– Gain convertible-like exposure to companies that do not issue convertible securities or gain convertible-like exposure with different terms than the convertible securities otherwise available in the market

– Supplement the investor’s own stock selection methodology to fit their objectives (e.g., the potential to create additional income in excess of any dividend income that the investor would receive just by holding a long position in the Reference Asset)

– Meet specific risk/return requirements

– Achieve desired balance between current income and capital growth

Barclays Track Record

Barclays’ has structured and issued various forms of exchangeable securities to equity income funds, convertible bond funds, closed-end funds and other institutional investors Barclays issued approximately $1.4 billion principal amount of exchangeable securities to institutional investors during the last year (July 2013 through July 2014)

4 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Main Product Groups

“Synthetic Convertible” Notes YEELDS® Warrants

Provides participation in the performance of the Reference Asset above a given threshold

Typically provides for protection of the investor’s principal (subject to our credit risk) at maturity or upon early redemption at the election of the Issuer

May provide for interest or coupon payments during the term of the Notes

Investor may receive cash or shares of the Reference Asset, which may be at the option of the issuer, at maturity or upon early redemption (if applicable)

Provides participation linked to the performance of the Reference Asset, up to a cap (subject to our credit risk);

Generally provides a monthly or quarterly coupon regardless of any movements in the price of the Reference Asset

Investor typically has 100% of their principal at risk (not taking into account interest or coupon payments on the Notes)

Investor may receive cash or shares of the Reference Asset, which may be at the option of the issuer, at maturity or upon early redemption (if applicable)

Provides leveraged participation linked to the performance of the Reference Asset (subject to our credit risk) Does not provide any income The purchase price per Warrant will be a percentage of the notional exposure per security An investor will typically lose 100% of their investment if the final price of the Reference Asset at expiration is below the strike price Investor may receive cash or shares of the Reference Asset, which may be at the option of the issuer, at maturity or upon early redemption (if applicable)

Risk of Loss of Invested Principal

Decreasing

Increasing

5 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Typical Issuance Process

Issuance Time Line

Trade Date Or Earlier

Trade Date To t + 2

Trade Date +3 to 5

Until Maturity

Barclays and investor discuss trade idea Barclays provides indicative pricing levels

Pre-Trade:

Trade Execution:

Settlement:

Post-trade:

Barclays delivers a term sheet with indicative economic terms; investor and Barclays agree to trade based on such indicative terms Barclays obtains a CUSIP number and sets up a new Bloomberg page Offering documents reflecting the economic terms agreed upon between Barclays and the investor, along with risk disclosure and other terms of the notes, are delivered by Barclays

Prior to settlement, investor must confirm that it wishes to purchase the securities after receiving the offering documents referred to above If the investor is purchasing securities pursuant to Rule 144A issued by Barclays under its Global Structured Securities Programme, a final pricing supplement will be delivered on or prior to the settlement date On the settlement date, the notes are settled through the facilities of DTC

Barclays provides real time pricing on relevant Bloomberg® page

Please see Slide 7 for information regarding secondary market liquidity and pricing

6 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Liquidity and Transparency

Barclays’ Exchangeable Securities Liquidity

Reference Asset issuers may not offer convertible securities, or they may only offer a limited amount of convertible securities (depending on investor demand and the issuer’s own capital raising needs).

Exchangeable securities present an alternative option for investors to gain convertible-like exposure to Reference Asset issuers. Barclays’ ability to issue exchangeable securities will be subject to a number of factors, including general market conditions, the identity and liquidity of the Reference Asset, Barclays’ ability to hedge its obligations under the securities and Barclays’ general appetite for borrowing.

Barclays Capital Inc. or another affiliate of Barclays Bank PLC will typically be prepared to make a secondary market in exchangeable securities (subject to the existence of normal market and funding conditions). No such affiliate is obligated to make a secondary market and may cease to do so at any time.

The terms of certain exchangeable securities permit securityholders to put or exercise their securities on a daily basis (which may be after a fixed period of time has passed since issuance)

Pricing Transparency via Real Time Bloomberg and Barx

Barclays provides investors with pricing transparency by publishing indicative pricing quotes on Bloomberg

A Bloomberg security page (accessible using the relevant CUSIP number) will be set up for each new issue, providing real-time pricing updates Investors that are Barclays’ clients can elect to have a daily e-mail from Barclays client valuation group to be delivered to their service providers; the e-mail will contain end of day valuations for the specified CUSIPs Investors that are Barclays’ clients can also access live pricing on the Barx Investor Solutions website (BARXIS.com)

The market value of any exchangeable security prior to maturity will be a product of many factors that will interact in complex and unpredictable ways, including the price and volatility of the Reference Asset, the coupon rate (if any) on the exchangeable securities, our creditworthiness and other factors. No assurances can be given regarding the market value of any exchangeable securities at any time prior to maturity. If an investor sells an exchangeable security prior to maturity, they may lose a significant portion of their investment. An investor in an exchangeable security should be willing to hold such security to maturity.

7 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Sample Screen Shots of Bloomberg® Security Pages

YEELDS®

The sample screen shots above are provided for illustrative purposes only and are not an offer to sell or a solicitation of offers to buy the exchangeable securities described on such screen shots or any other exchangeable security. Nothing on this slide constitutes a guarantee of future performance for any exchangeable security. The information contained on any Bloomberg® page for any exchangeable security will be purely indicative and may contain information derived from third parties for which Barclays does not assume any liability. Investors are urged to read the applicable offering documents and consult with their own advisors before deciding to invest in, redeem or otherwise dispose of any exchangeable securities.

Synthetic convert

8 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Sample Screen Shot of BARX Investor Solutions Page

Chart

Product Events

Overview

The sample screen shots above are provided for illustrative purposes only and are not an offer to sell or a solicitation or offers to buy the exchangeable securities described on such screen shots or any other exchangeable security. Nothing on this slide constitutes a guarantee of future performance for any exchangeable security. The information contained on BARX regarding any exchangeable security will be purely indicative. Investors are urged to read the applicable offering documents and consult with their own advisors before deciding to invest in, redeem or otherwise dispose of any exchangeable securities.

Access to BARX is available exclusively to institutional clients that have been granted access by Barclays. For more information regarding access to BARX, please contact your Barclays sales representative.

9 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Contents

Exchangeable Securities YEELDS® (Exchangeable Buy-Write Securities)

– YEELDS: Sample of Indicative Terms

– Hypothetical Case Study: YEELDS Linked to shares of XYZ Corporation

– Hypothetical Payoff: Example of the XYZ YEELDS

– Secondary Market Value of YEELDS

Synthetic Convertible Notes Warrants

10 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

YEELDS®: Sample of Indicative Terms

YEELDS Indicative Terms

Reference Asset YEELDS linked to the common stock of XYZ Corporation Issuer Barclays Bank PLC (“Barclays”) Ranking Senior unsecured debt of the Issuer

Issue Price Typically the average execution price per share that an affiliate of Barclays has paid to hedge Barclays’ obligations under the Notes Maturity Typically 3 months, 6 months or 12 months and 1 week Coupons Typically based on a per annum rate, a 30/360 day count convention and paid either monthly or quarterly Initial Price The initial price is typically equal to the Issue Price per note Cap A fixed percentage (greater than 100%) of the Initial Price

The Final Price of the Reference Asset can be adjusted to reflect the difference between the actual dividends paid by the Reference Dividend Adjustment Asset during the term of the notes and the dividends that were expected (as determined on the trade date and set forth in the relevant offering documentation) to be paid during the term

Generally, the volume weighted average price of the Reference Asset (including any Dividend Adjustment) on the valuation date. In Final Price certain cases, the Final Price may be the average volume weighted average price of the Reference Asset on the averaging dates.

On the maturity date, a payment shall be made equal to the lesser of:

1. The Final Price Final Redemption 2. The Cap

The payment at maturity may, depending on the terms of the particular note, be made in shares of the Reference Asset in lieu of cash.

Any payment is subject to credit risk of the Issuer.

11 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Hypothetical Case Study: YEELDS® Linked to shares of XYZ Corporation

An investor is looking for an income producing convertible security linked to common shares of XYZ The investor could purchase Barclays senior unsecured medium-term notes that are structured to provide the client with a fixed coupon rate and full exposure to the price return of XYZ up to an upside cap The investor effectively owns the following positions, all embedded in a YEELDS® note:

Option premium finances the coupon stream

Synthetically Long Short Out-of-the-Money

XYZ Shares + Call Option + Long Coupon Stream (without dividends) (Call Strike = Cap Price)

*Present value (PV) of expected dividends finance the coupon stream

Pricing:

Synthetically Long Equity Short Call Coupon Stream

Prevailing stock price minus the PV of Priced at or close to the level of Fixed-rate annuity expected dividends (calculated based implied volatility that buyers in the

Coupon rate determined so that PV on the most recent dividend payments market are willing to pay of annuity equals the PV of the or dividend forecast)

Same dividend assumption as the expected stock dividends plus the long stock position value of the out-of-the-money call

*The Present Value (PV) is the current value of future cash flows. The PV maybe calculated using a discount rate based on Barclays’ proprietary models and assumptions, which may be different than the models and assumptions of other financial institutions.

12 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Hypothetical Payoff: Example of the XYZ YEELDS

Assumptions:

– Initial Price & Issue Price: $50

– Coupon: 8.00% (paid quarterly)

– Cap: $60 (120% of Initial Price)

– Term: 1 year

– No dividend adjustments are made to the Final Price

– Investor is a US holder that holds the YEELDS® as capital assets for tax purposes

Predetermined Maximum Return represents the Cap plus the total Coupons Paid ($64 = $60 + $4)

Predetermined Maximum Return

Matu rity at 1 for 1 downside

Return XYZ Final Price l Tota

Long XYZ Stock XYZ YEELDS

Hypothetical Return Profile of the XYZ YEELDS 8% p.a. Coupon Income

Example 1: If XYZ is down 10% Example 2: If XYZ is up 10% Example 3: If XYZ is up 50%

Coupon = 4 payments of $1.00 per Coupon = 4 payments of $1.00 per Coupon = 4 payments of $1.00 per quarter ($4.00 taxable income) quarter ($4.00 taxable income) quarter ($4.00 taxable income)

Final Redemption Amount = $45 Final Redemption Amount = $55 Final Redemption Amount = $60

($5.00 ordinary loss) ($5.00 ordinary gain) ($10.00 ordinary gain)

Total return on investment: -2.0% Total return on investment: 18.00% Total return on investment: 28.00%

Barclays and its affiliates do not provide tax advice. Investors should seek advice based on their particular circumstances from an independent tax advisor. The “total return on investment” calculations noted above do not take into account any tax consequences of investing in the YEELDS®. These hypothetical examples are included for illustrative purposes only and do not constitute a guaranteed return or performance with respect to any series of exchangeable securities.

13 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Secondary Market Value of YEELDS®

The market value of a YEELDS® prior to maturity is determined by, among other things, the values of the synthetic long equity, short call and long coupon stream components and the creditworthiness of the note issuer. It is expected that the relationship between the market-value of YEELDS® prior to maturity and Reference Asset’s price will be affected significantly by whether the remaining coupon payments outweigh the value of the short call option. Generally:

– When the Reference Asset trades well below the Initial Price, YEELDS® are expected to have a market value higher than the Reference Asset; and

– When the Reference Asset trades well above the Initial Price, YEELDS® are expected to have a market value lower than the Reference Asset.

Factors expected to affect the value of YEEDS® prior to maturity:

This graphical illustration has been provided for Factor Expected Relationship to Value of YEELDS® illustrative purposes only and does not constitute a Typically will have a more significant impact on the value Price of Reference guaranteed return or of YEELDS® than any other factor; expected to be performance with regard Asset lue positively correlated with the value of YEELDS®.

Va to any exchangeable security.

Expected to be negatively correlated with the value of Volatility of Reference YEELDS® (i.e., higher volatility is generally expected to Asset Market result in lower value of YEELDS® prior to maturity).

Prevailing Reference Asset Price

Expected to be negatively correlated with the value of Market Interest Rates YEELDS®

May have a positive or negative correlation with the value Time to Maturity

Long Reference Asset of YEELDS®

YEELDS Creditworthiness of Expected to be positively correlated with value of Barclays Bank PLC YEELDS®

See slide 7 for additional information regarding the market value of Exchangeable Securities, including YEELDS®, prior to maturity.

14 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Contents

Exchangeable Securities YEELDS® (Exchangeable Buy-Write Securities) Synthetic Convertible Notes

– Synthetic Converts: Sample of Indicative Terms

– Hypothetical Case Study: XYZ Synthetic Convert

– Hypothetical Payoff: XYZ Synthetic Convert

Warrants

15 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Synthetic Converts: Sample of Indicative Terms

Synthetic Converts Indicative Terms

Notes Synthetic Convertible notes linked to the common stock of XYZ Corporation

Issuer Barclays Bank PLC (“Barclays”)

Ranking Senior unsecured debt of the Issuer

Issue Price $1,000

Maturity Generally, 5 – 7 years

Coupons Typically based on a per annum rate, a 30/360 day count convention and paid either monthly, quarterly or semi-annually

Determined on the trade date and typically equal to the average execution price per share that an affiliate of Barclays will pay to hedge

Initial Price

its obligations under the Notes

Threshold A fixed percentage (greater than 100%) of the Initial Price (effectively an out-of-the-money call option purchased by the investor)

Share Price Generally, the volume weighted average price of the Reference Asset on a given date (subject to Dividend Adjustments)

Alternative Redemption Amount On any day, $1,000 multiplied by the Share Price on such date divided by the Threshold

On the maturity date, a payment shall be made equal to the greater of:

Final Redemption 1. $1,000; and

2. Alternative Redemption Amount on the final valuation date

Settlement The Notes are settled via DTC

Putable Generally putable by the Noteholder on any day at the Alternative Redemption Amount

Generally callable by the issuer after a specified no-call period has elapsed at the greater of $1,000 and the Alternative Redemption

Callable

Amount

The payment at maturity or upon early redemption or repurchase may, depending on the terms of the particular note, be made in

Stock Settlement shares of the Reference Asset in lieu of cash.

Any payment is subject to credit risk of the Issuer.

16 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Hypothetical Case Study: XYZ Synthetic Convert

An investor is looking to gain convertible exposure to common shares of XYZ Corporation and is unable or unwilling to purchase convertible debt instruments issued by XYZ Corporation for a variety of reasons, including, for example:

– XYZ does not offer convertible bonds; or

– The credit rating of XYZ convertible bonds does not comply with the investor’s investment policies, guidelines or objectives The investor could purchase notes that are structured to provide the investor with their desired exposure to the Reference Asset and principal protection (subject to issuer credit risk) on their investment . The notes would offer certain flexibilities:

– Structural Flexibility: Coupon rate, maturity, call protection, degree of principal protection, delta and conversion terms

– Timing Flexibility: Trade Date and coupon payments The following example demonstrates certain ways in which a “synthetic convertible” note issued by Barclays differs from a traditional convertible bond issued by a Reference Asset issuer (in this case, XYZ Corporation):

Straight Discount Out-of-the-money Call

XYZ Convertible Bond Bond Issued by XYZ += Warrant issue by XYZ

– Could create dilution of share value – XYZ debt instrument

– Physically settled

Out-of-the-money Call

Straight Discount Barclays Synthetic Option

Bond Issued by Barclays += Convertible Note Written by Barclays

No dilution – Barclays debt instrument

– Cash or Physically settled

17 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Hypothetical Payoff: XYZ Synthetic Convert

Assumptions:

– 7 year maturity

– Issue Price / Principal Amount: $1,000 per note

– Initial Price: $50

– Coupon: 0.25% (paid semi-annually)

– Threshold: $60 (120% of initial price)

– The notes are not called or put back by the noteholder prior to maturity

– Investor is a US holder that holds the notes as capital assets for tax purposes

Equity upside Principal Protection (subject to Issuer’s credit risk)

at Return al Maturity XYZ Final Price Tot

0.25% p.a. Coupon

Long XYZ Stock

XYZ Synthetic convert bond

Hypothetical Return Profile of the XYZ Synthetic Convert

Example 1: If XYZ is down 30% Example 2: If XYZ is up 10% Example 3: If XYZ is up 50%

Coupon = 14 semi-annual payments Coupon = 14 semi-annual payments Coupon = 14 semi-annual payments of $1.25 ($17.50 in total) of $1.25 ($17.50 in total) of $1.25 ($17.50 in total)

Final Price: $35 Final Price: $55 Final Price: $75

Final Redemption Amount = $1,000 Final Redemption Amount = $1,000 Final Redemption Amount = $1,250

Return on investment: 1.75% Return on investment: 1.75% Return on investment: 26.75%

Barclays and its affiliates do not provide tax advice. Investors should seek advice based on their particular circumstances from an independent tax advisor. The “return on investment” numbers noted above do not take into account any tax consequences of investing in the notes.

These hypothetical examples are included for illustrative purposes only and do not constitute a guaranteed return or performance with respect to any series of exchangeable securities.

18 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Contents

Exchangeable Securities

YEELDS® (Exchangeable Buy-Write Securities) Synthetic Convertible Notes Warrants

19 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Hypothetical Case Study & Payoff: XYZ Warrant

A investor is looking to gain convertible leveraged exposure to common shares of XYZ Corporation and is otherwise unable to do so The investor could purchase warrants that are structured to provide the investor with their desired exposure to the Reference Asset (subject to the issuer’s credit risk), maturity and strike price

Assumptions:

– 3 year maturity (European exercise)

– Issue Price / Premium: $5 per Warrant (10% of the Initial Price

– Initial Price: $50

– Strike: $55 (110% of Initial Price)

– Investor is a US holder that holds the warrants as capital assets for tax purposes at turn u rity Re

Total Mat XYZ Final Price

$5 Premium

Long XYZ Stock XYZ Warrant

Hypothetical Return Profile of the XYZ Warrant

Example 1: If XYZ is down 30% Example 2: If XYZ is up 10% Example 3: If XYZ is up 50%

Final Price: $35 Final Price: $55 Final Price: $75

Final Redemption Amount = $0 Final Redemption Amount = $0 Final Redemption Amount = $20

(capital gain)

Return on investment: -100% Return on investment: -100%

Return on investment: 400%

Barclays and its affiliates do not provide tax advice. Investors should seek advice based on their particular circumstances from an independent tax advisor. The “return on investment” calculations noted above do not take into account any tax consequences of investing in the warrants.

These hypothetical examples are included for illustrative purposes only and do not constitute a guaranteed return or performance with respect to any series of exchangeable securities.

20 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Selected Risk Considerations

Some of the risks related to Exchangeable Securities are described below. Before investing in Exchangeable Securities, investors should read the relevant offering documentation for a detailed explanation of the terms, risks and other relevant information of the investment. Investors are urged to consult with their own financial, tax and legal advisors before investing.

Credit of Issuer

The securities detailed in this document are senior unsecured obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on Exchangeable Securities, including any payment of principal, depends on the ability of Barclays Bank PLC to meet its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Exchangeable Securities described herein. In the event Barclays Bank PLC were to default on its obligations, an investor may not receive the amounts owed to them under the terms of Exchangeable Securities.

No Rights to the Reference Asset

As a holder of Exchangeable Securities, an investor will not have any rights (including any voting rights or rights to receive cash dividends or other distributions) that the holders of any reference asset would have.

Limited Liquidity

Investors should be willing to hold Exchangeable Securities to maturity. There may be little or no secondary market for Exchangeable Securities. Barclays Capital Inc. or other affiliates of Barclays Bank PLC intend to make a secondary market in Exchangeable Securities, as described in this document. If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in any Exchangeable Securities. If an investor sells Exchangeable Securities prior to their maturity, they may have to do so at a substantial loss.

Certain Built-in Costs are Likely to Adversely Affect the Value of Exchangeable Securities prior to Maturity

The original issue price of Exchangeable Securities may include selling discounts or commissions and may include the cost of hedging Barclays’ obligations under the Exchangeable Securities. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Barclays Capital Inc. or other affiliates of Barclays Bank PLC will be willing to purchase Exchangeable Securities from an investor in secondary market transactions may be lower than the original issue price, and any sale prior to the maturity date of any Exchangeable Security could result in a substantial loss to the investor.

Investors Must Make their Own Evaluation of the Merits of an Investment in Exchangeable Securities

In connection with any purchase of Exchangeable Securities, investors are urged to consult their own financial, tax and legal advisors as to the risks involved in an investment in the product and to investigate the reference asset and not rely on our views in any respect. Investors should make a complete investigation as to the merits of an investment in any Exchangeable Security before investing.

Historical Results Not Indicative of Future Performance

The historical performance of the Reference Asset should not be taken as an indication of the future performance of the Reference Asset. It is impossible to predict whether the price of the Reference Asset will fall or rise during the term of an Exchangeable Security. Past fluctuations and trends in the price of a Reference Asset are not necessarily indicative of fluctuations or trends that may occur in the future.

Market Risk

The return, if any, on an Exchangeable Security is dependent on the performance of the Reference Asset. Thus, changes in the price of the Reference Asset will determine the amount payable on an Exchangeable Security. If the price of a Reference Asset declines, an investor may lose some or all of their investment at maturity.

Price Volatility

Movements in the price of Reference Assets are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether price of a Reference Asset will rise or fall during the term of an Exchangeable Security. Changes in the price of the Reference Asset will determine the payment at maturity on an Exchangeable Security. Therefore, an investor may receive less, and potentially substantially less, than the amount they initially invested in an Exchangeable Security if the price of the Reference Asset declines. Accordingly, an investor should be willing and able to bear the loss of some or all of their investment.

21 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Selected Risk Considerations (cont)

An Investor May Lose some or all of Their Initial Investment; Interest Payments May not be Sufficient to Offset Losses

Certain of the Exchangeable Securities described herein (including Exchangeable “Buy-Write” Securities), expose investors to the same downside price risk as the Reference Asset if the final price of the Reference Asset is less than the initial price (subject to adjustment in certain circumstances). In such cases, an investor could lose some or all of the principal amount of their initial investment, and the coupon payments made on an Exchangeable Security, if any, may not be sufficient to offset an investor’s losses at maturity.

The Return on YEELDS® Will Not Exceed the Return Represented by the Cap Plus the Coupon Payments

YEELDS® do not have the same price appreciation potential as the applicable Reference Asset because the payment to an investor at maturity will not exceed the Cap (as described elsewhere in this document). An investor’s return on YEELDS® is limited to the coupon payments plus the return represented by the Cap.

An Investor in “Synthetic Convertible” Notes Will Not Earn any Positive Return Unless the Share Price on the Applicable Valuation Date Exceeds the Threshold

Unless the Share Price (as adjusted under certain circumstances) on the applicable valuation date exceeds the Threshold (as described elsewhere in this document), an investor will not earn any positive return on their investment. Because the Threshold for a “Synthetic Convertible” note will typically be higher than the initial price of the Reference Asset, an investor may not receive any payments in excess of the principal amount of their notes, even if the price of the Reference Asset appreciates from the pricing date for the relevant notes to the applicable valuation date.

Taxes

An investment in any Exchangeable Securities described herein will entail risks associated with the tax consequences of such investment. For example, and without limiting the risks or other tax consequences of “synthetic convertible” notes or any other type of Exchangeable Security, “synthetic convertible” notes may be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In such an event, the investor may be required to accrue interest on the notes (and pay tax accordingly) in excess of the actual coupon payments that they receive on the notes (if any). With respect to non-US investors, the Treasury Department has revised proposed regulations under Section 871(m) of the Internal Revenue Code of 1986, as amended which would, if finalized in current form, possibly treat all or a portion of any payment in respect of securities that reference U.S. equities as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). However, such withholding would potentially apply only to instruments issued after 90 days following the date of publication of the final regulations under Section 871(m) and only with respect to payments made after December 31, 2015.

Investors are urged to read carefully the offering documentation for any Exchangeable Security and to consult with their own financial, legal and tax advisors before investing.

Many Unpredictable Factors, including Economic and Market Factors, will Impact the Value of Exchangeable Securities

In addition to price of the Reference Asset on any day, the market value of Exchangeable Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including: the expected volatility of the Reference Asset; the time to maturity of the securities; interest and yield rates in the market generally; a variety of economic, financial, political, regulatory or judicial events; supply and demand for the securities; and the creditworthiness of the issuer, including actual or anticipated downgrades in the credit ratings of the issuer.

Potential Conflicts of Interests

Barclays Bank PLC or one of its affiliates could serve as the calculation agent for Exchangeable Securities. The calculation agent will make determinations related to the securities, including calculating the amounts payable to an investor under the securities and making judgments related to the price of the Reference Asset or any other affected variable under certain circumstances. Conflicts of interest may arise in connection with Barclays Bank PLC or its affiliates performing the role of calculation agent under Exchangeable Securities. In addition, Barclays Bank PLC and its affiliates play a variety of roles in connection with the issuance of Exchangeable Securities, including hedging its obligations under the securities. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in Exchangeable Securities.

22 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors

Disclaimers

This document has been prepared by Barclays Bank PLC (“Barclays”) or an affiliate, for information purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays.

No transaction or services relating to any financial products or investments described herein (“Products”) can be consummated without Barclays’ formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary. Accordingly you must independently determine, with your own advisors, the appropriateness for you of the securities/transaction before investing or transacting. Barclays does not guarantee the accuracy or completeness of information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. The value of any Product may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Products or investments of the type described herein may involve a high degree of risk and the value of such Products or investments may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, counterparties may lose their investment or incur unlimited loss. This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein. Prior to transacting, counterparties should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

Barclays and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THIS DOCUMENT DOES NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO AN INVESTMENT IN ANY PRODUCT. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS. INVESTORS SHOULD ONLY TRANSACT AFTER READING THE INFORMATION IN THE RELEVANT OFFERING DOCUMENT (WHICH HAS BEEN OR WILL BE PUBLISHED AND MAY BE OBTAINED FROM BARCLAYS).

Any investment decision must be based solely on information included in the relevant offering documents, such investigations as the investor deems necessary and consultation with the investor’s own legal, regulatory, tax, accounting and investment advisors in order to make an independent determination of the suitability and consequences of an investment in the Products referred to herein.

Structured securities, derivatives and options are complex instruments that are not suitable for all investors, may involve a high degree of risk, and may be appropriate investments only for sophisticated investors who are capable of understanding and assuming the risks involved. Supporting documentation or any claims, comparisons, recommendations, statistics or other technical data will be supplied upon request. Please Read the http://www.optionsclearing.com/about/publications/character-risks.jsp.

Barclays Capital Inc., the United States affiliate of Barclays Bank PLC, accepts responsibility for the distribution of this product in the United States. Any transactions by U.S. persons in any security discussed herein must only be carried out through Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019.

© 2014, Barclays Bank PLC (All rights reserved).

Barclays Bank PLC has filed a registration statement (including a prospectus, prospectus supplement and product supplements) with the SEC for the offerings of the securities to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement, any relevant product supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, any relevant product supplement, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc.. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any product supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.

23 | Barclays Exchangeable Securities | August 2014

For Institutional Investors only, not for onward distribution to retail investors